UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

OPHTHOTECH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, 19th Floor

New York, New York 10119

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated With Exit or Disposal Activities.

Ophthotech Corporation (the “Company” or “Ophthotech”) has determined to implement a reduction in personnel to focus on an updated business plan involving an expected workforce of approximately 20 to 30 employees.  The Company has also determined to stop treating patients who are in the second twelve months of both its Phase 3 clinical trials (OPH1002 and OPH1003) evaluating the safety and efficacy of 1.5 mg of Fovista® administered in combination with Lucentis® compared to Lucentis® monotherapy (the “Fovista Phase 3 Lucentis Trials”) for the treatment of wet age-related macular degeneration (“AMD”), with respect to which the Company announced top-line results on December 12, 2016.  The Company’s Phase 3 clinical trial (OPH1004) evaluating the safety and efficacy of 1.5 mg of Fovista® administered in combination with Eylea® or Avastin® compared to Eylea® or Avastin® monotherapy for the treatment of wet AMD is fully enrolled and remains ongoing.  In addition, the Company has determined to stop treating patients in its additional clinical trials evaluating the potential additional benefits of Fovista® administered in combination with anti-vascular endothelial growth factor, or VEGF, drugs in wet AMD patients, which the Company has referred to collectively as the “Fovista Expansion Studies”.  Management and the Board of Directors of the Company continue to actively review, refine and update the Company’s business plan and consider the related impact on operational, financial and development matters, including with respect to each of the Company’s product development programs.

The Company’s Board of Directors committed to this course of action on December 15, 2016 after considering the impact of the top-line results of the Fovista Phase 3 Lucentis Trials.  The reduction in personnel is expected to involve approximately 125 to 135 employees.  The Company expects to establish a severance program for employees affected by the reduction in personnel and to substantially complete the reduction in personnel during the first and second quarters of 2017 as part of implementing its updated business plan.

The Company is unable as of the date of this filing to make a good faith determination of an estimate (1) of the total amount or range of amounts expected to be incurred in connection with the major types of costs associated with this course of action (such as one-time termination benefits, contract termination costs and other associated costs), (2) of the total amount or range of amounts expected to be incurred in connection with the action or (3) of the amount or range of amounts of the charge that will result in future cash expenditures.  The Company will file an amended report on Form 8-K in connection with the Company’s determination of such an estimate or range of estimates.

Item 8.01.  Other Events.

The information disclosed under Item 2.05 of this Form 8-K is incorporated by reference in this Item 8.01.

Forward-looking Statements

Any statements in this filing about Ophthotech’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include any statements about Ophthotech’s strategy, future operations and future expectations and plans and prospects for Ophthotech, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions.  In this filing, Ophthotech’s forward looking statements include statements about its reduction in personnel, updated business plan, the related impact on operational, financial and development matters, including with respect to each of the Company’s product development programs, and the continuation of the Phase 3 clinical trial of Fovista in combination with Eylea or Avastin.   Such forward-looking statements involve substantial risks and uncertainties that could cause Ophthotech’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.  Such risks and uncertainties include, among others, those related to the initiation and conduct of clinical trials, availability of data from clinical trials and expectations for regulatory approvals or other actions and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that Ophthotech files with the Securities and Exchange Commission.  Any forward-looking statements represent Ophthotech’s views only as of the date of this filing. Ophthotech anticipates that subsequent events and developments will cause its views to change.  While Ophthotech may elect to update these forward-looking statements at some point in the future, Ophthotech specifically disclaims any obligation to do so except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: December 16, 2016	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary